Exhibit 99.1

LENDINGTREE REPORTS RECORD 1Q 2017 RESULTS; INCREASING FULL-YEAR 2017 GUIDANCE

•	Record Consolidated Revenue of $132.5 million; up 40% over 1Q 2016

•	Record Revenue from Mortgage products of $62.9 million; up 14% over 1Q 2016

•	Record Revenue from Non-mortgage products of $69.6 million; up 75% over 1Q 2016

•	GAAP Net Income from Continuing Operations of $7.8 million or $0.58 per diluted share

•	Record Variable Marketing Margin of $43.5 million; up 28% over 1Q 2016

•	Record Adjusted EBITDA of $23.8 million; up 51% over 1Q 2016

•	Adjusted Net Income per share of $0.85; up 27% over 1Q 2016

CHARLOTTE, NC - April 27, 2017 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online loan marketplace, today announced results for the quarter ended March 31, 2017.
"LendingTree's record first quarter results were, once again, a testament to our company’s ability to achieve our short-term goals, focus on our longer-term strategic priorities, and continue to diversify our business,” said Doug Lebda, Chairman and Chief Executive Officer. “Our success in the first quarter provides a fantastic start to the year and gives us even more confidence in LendingTree’s ability to grow despite changing and dynamic consumer credit markets.”

Gabe Dalporto, Chief Financial Officer added, “Growth in our mortgage business was particularly impressive, increasing 14% year-over-year while the broader industry contracted 6% according to a survey of industry estimates. As we've previously said it would, lender demand for our services accelerated as industry volumes have tightened up, and the quarter's results prove out this thesis. Our performance in mortgage coupled with sustained growth in our non-mortgage offerings, particularly credit cards and home equity, gives us the confidence to increase our outlook for the year."

First Quarter 2017 Business Highlights

•	Total loan requests in the quarter of 4.8 million grew 49% compared to first quarter 2016

•	Record revenue from mortgage products of $62.9 million represents an increase of 14% over first quarter 2016 primarily driven by growth in purchase revenue, although refinance revenue also increased.

•
Record revenue from non-mortgage products of $69.6 million in the first quarter represents an increase of 75% over the first quarter 2016 and comprised 53% of total revenue. Notably, this quarter marks the first period where non-mortgage revenue exceeded that of mortgage, evidencing the continued momentum of our diversification strategy.

•	Revenue from our credit card offerings grew to $33.8 million, an increase of 269% compared to first quarter 2016, or 37% on a proforma basis.

•	Home equity revenue grew 118% over first quarter 2016 and marked its ninth consecutive quarter of sequential growth.

•
Nearly 4.9 million consumers have now signed up for free credit scores and savings alerts through My LendingTree, and revenue contribution from MyLendingTree grew 28% in the first quarter compared to the prior year period.

LendingTree Selected Financial Metrics
(In millions, except per share amounts)

			Q/Q		Y/Y
	1Q 2017	4Q 2016	% Change	1Q 2016	% Change
Revenue by Product
Mortgage Products (1)	$62.9	$55.4	14%	$55.0	14%
Non-Mortgage Products (2)	69.6	45.4	53%	39.7	75%
Total Revenue	$132.5	$100.8	31%	$94.7	40%
Non-Mortgage % of Total	53%	45%		42%

Income Before Income Taxes	$6.7	$13.3	(50)%	$11.7	(43)%
Income Tax (Expense) Benefit	$1.1	$(5.3)		$(4.8)
Net Income from Continuing Operations	$7.8	$8.0	(3)%	$6.9	13%
Net Income from Cont. Ops. % of Revenue	6%	8%		7%

Net Income per Share from Cont. Ops.
Basic	$0.66	$0.68	(3)%	$0.58	14%
Diluted	$0.58	$0.63	(8)%	$0.54	7%

Selling and Marketing Expense
Variable Selling & Marketing Expense (3)	$89.0	$64.1	39%	$60.6	47%
Non-variable Selling & Marketing	4.3	4.6	(7)%	4.5	(4)%
Selling and Marketing Expense	$93.3	$68.7	36%	$65.1	43%

Variable Marketing Margin (4)	$43.5	$36.8	18%	$34.1	28%
Variable Marketing Margin % of Revenue	33%	36%		36%

Adjusted EBITDA (4)	$23.8	$18.9	26%	$15.8	51%
Adjusted EBITDA % of Revenue (4)	18%	19%		17%

Adjusted Net Income (4)	$11.5	$9.8	17%	$8.6	34%

Adjusted Net Income per Share (4)	$0.85	$0.77	10%	$0.67	27%

(1)	Includes the purchase mortgage and refinance mortgage products.
(2)	Includes the home equity, reverse mortgage, personal loan, credit card, small business loan, student loan, auto loan, home services, insurance and personal credit products.
(3)
Defined as the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses, which excludes overhead, fixed costs and personnel-related expenses.

(4)
Variable Marketing Margin, Variable Marketing Margin % of Revenue, Adjusted EBITDA, Adjusted EBITDA %of revenue, Adjusted Net Income and Adjusted Net Income per Share are non-GAAP measures. Note that the definition of Adjusted Net Income has been modified to exclude tax effects of other modifications and earnings or losses associated with new accounting rules around the treatment of excess tax benefits or expenses related to stock-based compensation. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

First Quarter 2017 Financial Highlights

•	Record consolidated revenue of $132.5 million represents an increase of $37.8 million, or 40%, over revenue in the first quarter 2016.

•
GAAP net income from continuing operations of $7.8 million, or $0.58 per diluted share. GAAP net income from continuing operations in 1Q 2017 was impacted by a $8.7 million charge ($5.2 million net of tax) due to an increase in the fair value of contingent consideration associated with the CompareCards acquisition, reflecting the strong performance of that business and the higher probability of earn-out payout. Partially offsetting that charge was the recognition of a $3.8 million excess tax benefit related to stock-based compensation under the new accounting rules of ASU 2016-09. This new accounting pronouncement also modifies the calculation of diluted share count resulting in increased diluted shares outstanding.

•	Record Variable Marketing Margin of $43.5 million represents an increase of $9.4 million, or 28%, over first quarter 2016.

•	Record Adjusted EBITDA of $23.8 million increased $8.0 million, or 51%, over first quarter 2016.

•	Adjusted Net Income per share of $0.85 represents growth of 27% over first quarter 2016.
Note that the definition of Adjusted Net Income per share has been modified to exclude tax effects of other modifications and earnings or losses associated with new accounting rules around the treatment of taxes related to stock-based compensation. Prior period presentation of Adjusted Net Income and Adjusted Net Income per share have been revised to reflect the modified definition. Please see "LendingTree's Principles of Financial Reporting" for a further explanation of this modification and "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" for reconciliation of these measures to Net Income from continuing operations and Net income per diluted share from continuing operations for the trailing five quarters.

Business Outlook - 2017
LendingTree is providing Revenue, Variable Marketing Margin and Adjusted EBITDA guidance for second quarter 2017 and updating full-year 2017 guidance, as follows:

For second quarter 2017:

•	Revenue is anticipated to be $133 - $137 million, or 41% - 45% over second quarter 2016.

•	Variable Marketing Margin is anticipated to be in the range of $43 - $46 million.

•	Adjusted EBITDA is anticipated to be in the range of $23.5 - $25.0 million, implying year-over-year growth of 41% - 50%.
For full-year 2017:

•	Revenue is anticipated to be in the range of $535 - $545 million, representing growth of 39% - 42% over full-year 2016 and an increase from prior guidance of $500 - $520 million.

•	Variable Marketing Margin is anticipated to be $180 - $185 million compared to prior guidance of $175 - $185 million.

•	Adjusted EBITDA is anticipated to be in the range of $95 - $99 million, up 36% - 42% over full-year 2016 and an increase from prior guidance of $93 - $97 million.

LendingTree is not able to provide a reconciliation of projected Variable Marketing Margin or Adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters, contingent consideration and income taxes. These expenses or benefits have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call
A conference call to discuss LendingTree's first quarter 2017 financial results will be webcast live today, April 27, 2017 at 9:00 AM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at http://investors.lendingtree.com/. The call may also be accessed toll-free via phone at (877) 606-1416. Callers outside the United States and Canada may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on LendingTree's investor relations website until 12:00 PM ET on Thursday, May 4, 2017. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #8126962. Callers outside the United States and Canada may dial (404) 537-3406 with passcode #8126962.

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	(in thousands, except per share amounts)
Revenue	$132,515	$94,713
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization) (1)	3,591	3,473
Selling and marketing expense (1)	93,251	65,059
General and administrative expense (1)	11,547	9,259
Product development (1)	3,623	3,885
Depreciation	1,703	998
Amortization of intangibles	2,609	25
Change in fair value of contingent consideration	8,746	—
Severance	157	—
Litigation settlements and contingencies	404	169
Total costs and expenses	125,631	82,868
Operating income	6,884	11,845
Other income (expense), net:
Interest expense	(165)	(142)
Income before income taxes	6,719	11,703
Income tax benefit (expense)	1,079	(4,798)
Net income from continuing operations	7,798	6,905
Loss from discontinued operations, net of tax	(932)	(1,203)
Net income and comprehensive income	$6,866	$5,702

Weighted average shares outstanding:
Basic	11,827	11,931
Diluted	13,477	12,873
Income per share from continuing operations:
Basic	$0.66	$0.58
Diluted	$0.58	$0.54
Loss per share from discontinued operations:
Basic	$(0.08)	$(0.10)
Diluted	$(0.07)	$(0.09)
Net income per share:
Basic	$0.58	$0.48
Diluted	$0.51	$0.44
(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$43	$41
Selling and marketing expense	485	726
General and administrative expense	1,219	1,310
Product development	483	556

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2017	December 31, 2016
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$105,442	$91,131
Restricted cash and cash equivalents	4,080	4,089
Accounts receivable, net	52,414	41,382
Prepaid and other current assets	4,177	4,021
Total current assets	166,113	140,623
Property and equipment, net	35,205	35,462
Goodwill	56,457	56,457
Intangible assets, net	68,889	71,684
Deferred income tax assets	18,901	14,610
Other non-current assets	865	810
Non-current assets of discontinued operations	3,781	3,781
Total assets	$350,211	$323,427

LIABILITIES:
Accounts payable, trade	$4,307	$5,593
Accrued expenses and other current liabilities	58,264	49,403
Current contingent consideration	19,399	—
Current liabilities of discontinued operations	12,255	11,711
Total current liabilities	94,225	66,707
Non-current contingent consideration	12,947	23,600
Other non-current liabilities	1,617	1,685
Total liabilities	108,789	91,992
SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 14,067,306 and 13,955,378 shares issued, respectively, and 11,903,561 and 11,791,633 shares outstanding, respectively	141	140
Additional paid-in capital	1,022,432	1,018,010
Accumulated deficit	(717,066)	(722,630)
Treasury stock 2,163,745 and 2,163,745 shares, respectively	(64,085)	(64,085)
Total shareholders' equity	241,422	231,435
Total liabilities and shareholders' equity	$350,211	$323,427

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Below is a reconciliation of net income from continuing operations to Variable Marketing Margin and net income from continuing operations % of revenue to Variable Marketing Margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016

Net income from continuing operations	$7,798	$8,021	$6,905
Net income from continuing operations % of revenue	6%	8%	7%

Adjustments to reconcile to Variable Marketing Margin:
Cost of revenue	3,591	3,435	3,473
Non-variable selling and marketing expense (1)	4,249	4,593	4,478
General and administrative expense	11,547	10,407	9,259
Product development	3,623	2,377	3,885
Depreciation	1,703	1,486	998
Amortization of intangibles	2,609	980	25
Change in fair value of contingent consideration	8,746	—	—
Severance	157	50	—
Litigation settlements and contingencies (2)	404	20	169
Interest expense, net	165	137	142
Other income	—	(23)	—
Income tax (benefit) expense	(1,079)	5,267	4,798
Variable Marketing Margin	$43,513	$36,750	$34,132
Variable Marketing Margin % of revenue	33%	36%	36%

(1)
Defined as the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

(2)	Includes legal fees for certain patent litigation.

Below is a reconciliation of net income from continuing operations to adjusted EBITDA and net income from continuing operations % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016

Net income from continuing operations	$7,798	$8,021	$6,905
Net income from continuing operations % of revenue	6%	8%	7%
Adjustments to reconcile to Adjusted EBITDA:
Non-cash compensation	2,230	2,237	2,633
Loss on disposal of assets	273	253	127
Acquisition expense	549	459	—
Change in fair value of contingent consideration	8,746	—	—
Severance	157	50	—
Litigation settlements and contingencies (1)	404	20	169
Depreciation	1,703	1,486	998
Amortization of intangibles	2,609	980	25
Rental depreciation and amortization of intangibles	262	—	—
Interest expense, net	165	137	142
Income tax (benefit) expense	(1,079)	5,267	4,798
Adjusted EBITDA	$23,817	$18,910	$15,797
Adjusted EBITDA % of revenue	18%	19%	17%

(1)	Includes legal fees for certain patent litigation.

Below is a reconciliation of net income from continuing operations to Adjusted Net Income and net income per diluted share from continuing operations to Adjusted Net Income per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016

Net income from continuing operations	$7,798	$8,021	$7,280	$9,002	$6,905
Adjustments to reconcile to Adjusted Net Income:
Non-cash compensation	2,230	2,237	2,348	2,429	2,633
Loss on disposal of assets	273	253	121	140	127
Acquisition expense	549	459	362	137	—
Change in fair value of contingent consideration	8,746	—	—	—	—
Severance	157	50	—	72	—
Litigation settlements and contingencies (1)	404	20	19	(79)	169
Income tax benefit from adjusted items	(4,942)	(1,216)	(1,047)	(1,149)	(1,185)
Excess tax benefit from stock-based compensation	(3,762)	—	—	—	—
Adjusted net income (2)	$11,453	$9,824	$9,083	$10,552	$8,649

Net income per diluted share from continuing operations	$0.58	$0.63	$0.57	$0.71	$0.54
Adjustments to reconcile net income from continuing operations to Adjusted Net Income	0.27	0.14	0.14	0.12	0.13
Adjusted Net Income per share (2)	$0.85	$0.77	$0.71	$0.83	$0.67

Weighted average diluted shares outstanding	13,477	12,749	12,742	12,730	12,873

(1)	Includes legal fees for certain patent litigation.
(2)
The definition of Adjusted Net Income has been modified as discussed in "LendingTree's Principles of Financial Reporting" below. Adjusted Net Income and Adjusted Net Income per share results for prior periods have been revised to reflect the new definition.

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•	Variable Marketing Margin

•	Variable Marketing Margin % of revenue

•	Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")

•	Adjusted EBITDA % of revenue

•	Adjusted Net Income

•	Adjusted Net Income per share

Variable Marketing Margin is a measure of the operating efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing costs that directly influence revenue. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics. Variable Marketing Margin and Variable Marketing Margin % of revenue are primary metrics by which the Company measure the effectiveness of its marketing efforts.

Adjusted EBITDA and Adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of Adjusted EBITDA, by which management and many employees are compensated.

Adjusted Net Income and Adjusted Net Income per share supplement GAAP income from continuing operations and GAAP income per diluted share from continuing operations by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted Net Income and Adjusted Net Income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, severance, litigation settlements, contingencies and legal fees for certain patent litigation, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments and any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09. LendingTree believes that Adjusted Net Income and Adjusted Net Income per share are useful financial indicators that provide a different view of the financial performance of the Company than Adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income from continuing operations and GAAP income (loss) per diluted share from continuing operations.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable Marketing Margin is defined as revenue less the portion of selling & marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses, which excludes overhead, fixed costs and personnel-related expenses.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) severance expenses, (5) litigation settlements, contingencies and legal fees for certain patent litigation, (6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (7) one-time items.

Adjusted Net Income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) severance expenses, (5) litigation settlements, contingencies and legal fees for certain patent litigation,
(6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (7) one-time items, (8) the effects to income taxes of the aforementioned adjustments, and (9) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09. The adjustments described in clauses (8) and (9) are being implemented for the first time in the first quarter 2017 and all prior period presentation of Adjusted Net Income and Adjusted Net Income per share have been revised to reflect these adjustments. LendingTree believes these additional adjustments are appropriate in order to more adequately reflect core business earnings and separate out volatility associated with taxes on stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09.

Adjusted Net Income per share is defined as Adjusted Net Income divided by the adjusted weighted average diluted shares outstanding. In cases where the Company reported GAAP losses from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In such instances where the Company reports GAAP net loss from continuing operations but reports positive non-GAAP Adjusted Net Income, the effects of potentially dilutive securities are included in the denominator for calculating Adjusted Net Income per share.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and Adjusted Net Income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from Adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders, including dependence on certain key network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2016 and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.
LendingTree, Inc. (NASDAQ: TREE) operates the nation's leading online loan marketplace and provides consumers with an array of online tools and information to help them find the best loans for their needs. LendingTree's online marketplace connects consumers with multiple lenders that compete for their business, empowering consumers as they comparison-shop across a full suite of loans and credit-based offerings. Since its inception, LendingTree has facilitated more than 65 million loan requests. LendingTree provides access to its network of over 450 lenders offering home loans, home equity loans/lines of credit, reverse mortgages, personal loans, auto loans, small business loans, credit cards, student loans and more.
LendingTree, Inc. is headquartered in Charlotte, NC and maintains operations solely in the United States. For more information, please visit www.lendingtree.com.

Investor Relations Contact:
Trent Ziegler
trent.ziegler@lendingtree.com
704-943-8294

Media Contact:
Megan Greuling
megan.greuling@lendingtree.com
704-943-8208